Exhibit 10.2

LABOR READY, INC.
2002 U.K. STOCK OPTION PLAN

1.              PURPOSE

The purpose of the Labor Ready, Inc. 2002 U.K. Stock Option Plan (hereinafter the “Plan”) is to enhance the long-term shareholder value of Labor Ready, Inc., a Washington corporation (hereinafter the “Company”), by aligning the interests of employees of the Company and its subsidiaries with the interests of its shareholders by offering opportunities to all full-time employees of the Company and its Subsidiaries to own shares in the Company and thereby participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its subsidiaries. This Plan is a “group plan” as contemplated by Schedule 9 of ICTA 1988 (as defined below).

2.              DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1.                    “Board” means the Board of Directors of the Company.

2.2.                    “Common Stock” means the common stock of the Company.

2.3.                    “Corporate Transaction” means any of the following events:

2.3.1.                     Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of Common Stock are converted into cash, securities, or other property, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation own less than 50% of the outstanding voting securities of the surviving corporation;

2.3.2.                     Consummation of any sale, lease, exchange, or other transfer, in one transaction or a series of related transactions, of all or substantially all of the Company’s assets, other than a transfer of the Company’s assets to a majority-owned subsidiary corporation of the Company; or

2.3.3.                     Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

2.4.                    “Eligible Employee” means any employee or director of the Company or any Subsidiary who is required to devote to his or her duties not less than 25 hours per week

(excluding meal breaks), and who is not otherwise precluded from participating in the Plan by virtue of holding a “material interest” in a close company as defined in Paragraph 8 of Schedule 9 of the ICTA 1988.

2.5.                    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

2.6.                    “Fair Market Value” shall mean the closing sale price for the Common Stock as such price is officially quoted in the composite tape of the transactions on such exchange for the date upon which the “Fair Market Value” is to be determined.  If there is no such reported price for the Common Stock for any date in question, then the reported price available on the last trading day immediately preceding such date shall be used to determine the “Fair Market Value.”  If the Common Stock is not listed on the New York Stock Exchange then the “Fair Market Value” shall be established in good faith by the Plan Administrator.

2.7.                    “Grant Date” means the date on which the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Option is to be granted.

2.8.                    “ICTA 1988” means the Income and Corporation Taxes Act 1988.

2.9.                    “Option” means an approved stock option granted under the Plan, which grants the recipient the right to purchase Common Stock.

2.10.              “Optionee” means (i) the person to whom an Option is granted; (ii) for an Optionee who has died, the personal representative of the Optionee’s estate, the person(s) to whom the Optionee’s rights under the Option have passed by will or by the application of laws of descent and distribution, or the beneficiary designated in accordance with Section 8; or (iii) person(s) to whom an Option has been transferred in accordance with Section 8.

2.11.              “Option Exercise Price” shall have the meaning set forth in Section 7.2.

2.12.              “Plan Administrator” means the Board or any committee of the Board designated to administer the Plan under Section 3.1

2.13                 “Schedule 9” means Schedule 9 of the ICTA 1988.

2.14.              “Subsidiary” means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

2.15.              “Subsisting Option” means an Option granted under this Plan which has neither lapsed nor been exercised

3.              ADMINISTRATION

3.1.                    Plan Administrator. The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by and consisting of one or more members of the Board.  The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate.  Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2.                    Administration and Interpretation by the Plan Administrator. Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Options under the Plan, including the selection of Eligible Employees to be granted Options, the number of shares of Common Stock subject to an Option, all terms, conditions, restrictions, and limitation, if any, of an Option and the terms of any instrument that evidences the Option.  The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’ s interpretation of the Plan and its rules and regulation, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

4. STOCK SUBJECT TO THE PLAN

4.1.                    Authorized Number of Shares.  Subject to adjustment from time to time as provided in Section 9, a maximum of 200,000 shares of Common Stock (subject to appropriate adjustment in the case of stock splits, stock dividends and the like) shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2.                    Reuse of Shares.  Any shares of Common Stock that have been made subject to an Option but that cease to be subject to the Option (other than by reason of exercise of the Option to the extent it is exercised for shares) shall again be available for issuance in connection with future grants of Options under the Plan

5.              ELIGIBILITY

5.1.                    Eligible Employees.  Options may be granted under the Plan to Eligible Employees as the Plan Administrator from time to time selects.

5.2.                    Maximum Value of Options.  Any Option granted to an Eligible Employee shall be limited and take effect so that the aggregate Option Exercise Price of the shares subject to that Option, when aggregated with the Option Exercise Price of shares subject to Subsisting Options, shall not exceed £30,000.

5.3.       No Material Interest.  No person shall be an Eligible Employee if, at the time of grant or exercise of an Option said person has a “material interest” in a close company as defined in Paragraph 8 of Schedule 9 of the ICTA 1988.

6.              ACQUSITIONS

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Options under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Option is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”).  In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, and the persons holding such awards shall be deemed to be Optionees.

7.              TERMS AND CONDITIONS OF OPTIONS

7.1.                    Form and Grant of Options.  The Plan Administrator shall have the authority, in its sole discretion, to determine the amount of Options to be made under the Plan. Options may be granted singly or in combination.

7.2.                    Option Exercise Price.  The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

7.3.                    Term of Options. The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be five years from the Grant Date.

7.4.                    Exercise of Options.  The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time.  If not so established in the instrument evidencing the Option, the Option will become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Holder’s Continuous Employment or Service With the Company or Its Subsidiaries From the Option Grant Date	Percent of Total Option That is Exercisable

After One Year	25%
Each one year period of continuous service completed thereafter	An additional 25%
After four years of continuous service	100%

To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5.

7.5.                    Payment of Exercise Price.                                        The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option Exercise Price and the number of shares purchased.  Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check and if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instruction, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option Exercise Price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board and Inland Revenue.  In addition, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5 or by such other consideration as the Plan Administrator may permit.

7.6.                    Post-Termination Exercises.  The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if an Optionee ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time.  If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

Any portion of an Option that has not been exercised shall terminate ninety (90) days after the date of termination of the Optionee’s employment or services.  A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services.  The effect of a Company–approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

8.              ASSIGNABILITY

8.1.                    No Assignment.  No Option granted under the Plan may be assigned, pledged or transferred by the Optionee other than by will or by the applicable laws of descent and distribution, and during the Optionee’s lifetime, such Option may be exercised only by the Optionee or a permitted assignee or transferee of the Optionee (as provided below)

8.2.                    Exercise Upon Death of Optionee.  Section 8.1 notwithstanding, any Option not exercised on the first anniversary of an Optionee’s death shall immediately terminate.

9.              ADJUSTMENTS

9.1.                              Adjustment of Shares.  In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1 and (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities, without any change in the aggregate price to be paid therefor.  The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

9.2.                              Adjustment of Options.  The Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Optionees, with respect to Options.  Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Options so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Optionees, to certain categories of Optionees or only to individual Optionees.  The Plan Administrator may take such action before or after granting Options to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, or change in control that is the reason for such action.

9.3.                              Limitations. The grant of Options will in no way affect the Company’s right to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

10.                               WITHHOLDING

The Company may require the Optionee to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant or exercise of any Option.  Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Optionee to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation.  The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Option or from any cash amounts otherwise due or to become due from the Company to the Optionee an amount equal to such taxes.  The Company may also deduct from any Option any the amounts due from the Optionee to the Company or a Subsidiary.

11.  AMENDMENT AND TERMINATION OF PLAN

11.1.              Amendment of Plan.  The Plan may be amended only the Board in such respects as it shall deem advisable

11.2.              Termination of Plan.  The Board may suspend or terminate the Plan at any time.  The Plan will have not fixed expiration date.

11.3.              Consent of Optionee.  The amendment or termination of the Plan shall not, without the consent of the Optionee, impair or diminish any rights or obligations under any Option theretofore granted under the Plan

11.4.              Approval of Plan Amendments by Inland Revenue.   If an alteration is made at any time to the Plan after Inland Revenue has approved this Plan, the approval shall not have effect after the date of the alteration unless Inland Revenue has approved the alteration(s).

11.5.              No adjustments or alterations shall be made to Subsisting Options without the prior approval of such adjustments by Inland Revenue.

12.       GENERAL

12.1.              Option Agreements.  Options granted under the Plan shall be evidenced by a written grant in such form as approved by the Plan Administrator.  In any event, the form approved by the Plan Administrator shall state the Option Exercise Price and be issued under the corporate seal.

12.2.              Continued Employment or Services; Rights in Options.  None of the Plan, participation in the Plan, or any action of the Plan Administrator taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company’s right to terminate the employment or services of any person.

12.3.              No Rights as a Shareholder.  No Option shall entitle the Optionee to any dividend, voting, or other right of shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Option, free of all applicable restrictions.

12.4.              No Trust or Fund.  The Plan is intended to constitute an “unfunded” plan.  Nothing contained herein shall require the Company to segregate any moneys or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Optionee, and no Optionee shall have any rights that are greater than those of a general unsecured creditor of the Company.

12.5.              Costs and Expenses. Except as provided herein with respect to the payment of taxes, all costs and expenses of administering the Plan shall be borne by the Company and shall not be charged to any grant nor any employee receiving a grant.

12.6.              Severability.  If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and any such Option shall remain in full force and effect.

13.       EFFECTIVE DATE

The effective date of the Plan is the date on which it is adopted by the Board.